Exhibit 99.2
COMSYS IT PARTNERS, INC.
2,500,000 Shares of Common Stock
UNDERWRITING AGREEMENT
January 18, 2007
BMO Capital Markets Corp.
Three Times Square
New York, New York 10036
Ladies and Gentlemen:
SECTION 1. Introductory. The persons identified on Schedule I hereto (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) severally propose to sell to BMO Capital Markets Corp. (“you” or the “Underwriter”) the number of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”) of COMSYS IT Partners, Inc., a Delaware corporation (the “Company”) set forth opposite their names on Schedule I.
You have advised the Company that you propose to make a public offering of the Shares on the terms set forth herein.
Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus (each as defined below) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, and the rules and regulations thereunder (collectively, the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be. Certain terms used herein are defined in Section 20 hereof.
The Company and the Selling Stockholder hereby confirm their agreements with the Underwriter as follows:
SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter, and shall be deemed to represent and warrant to the Underwriter on the Closing Date (as hereinafter defined), that:
(a)	The Company has filed, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, as amended (File No. 333-120163), including a Basic Prospectus relating to the Shares. Such Registration Statement has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Final Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus relating to the Shares pursuant to Rule 424(b). As filed, such Final Prospectus shall contain, in all material respects, all information required by the Act, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time, or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
(b)	Each of the Company and the subsidiaries of the Company that are listed on Exhibit 21.1 of the Company’s most recent Annual Report on Form 10-K incorporated by reference into the Registration Statement (as hereinafter defined) (individually, a “Subsidiary” and collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation or other business entity and in good standing under the laws of its jurisdiction of organization, with all requisite entity power and authority to own, lease and operate its properties and to conduct its business as presently conducted and described in the Disclosure Package, the Final Prospectus and the Registration Statement; each of the Company and the Subsidiaries is duly registered and qualified to do business as a foreign corporation under the laws of, and is in good standing as such in, each jurisdiction in which such registration or qualification is required, except where the failure to so register or qualify would not have a Material Adverse Effect (as defined below); no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Complete and correct copies of the certificate of incorporation and by-laws, as amended or restated (“Certificate of Incorporation” and “By-laws,” respectively), of the Company and the organizational documents of each Subsidiary as in effect on the date hereof have been made available to the Underwriter, and no changes thereto will be made on or subsequent to the date hereof and prior to the Closing Date. “Material Adverse Effect” means a material adverse change in or effect on or any development having a prospective material adverse effect, individually or in the aggregate, on (i) the business, operations, properties, assets, liabilities, stockholders’ equity, earnings, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from The Nasdaq Global Market (“Nasdaq”).

(c)	The issued and outstanding shares of Common Stock, including the Shares, have been duly authorized and validly issued, are fully paid and nonassessable and conform, in all material respects, to the description thereof contained in the Disclosure Package, the Final Prospectus and the Registration Statement. There are no preemptive, preferential or, except as described in the Disclosure Package and the Final Prospectus, other rights to subscribe for or purchase any shares of Common Stock (including the Shares), and no shares of Common Stock have been issued in violation of such rights. Except as described in the Disclosure Package and the Final Prospectus, there are no outstanding options, warrants or other rights of any description, contractual or otherwise, entitling any person to be issued any class of security by the Company or any Subsidiary, and there are no holders of Common Stock or other securities of the Company or any Subsidiary, or of securities that are convertible or exchangeable into Common Stock or other securities of the Company or any Subsidiary, that have rights to the registration of such Common Stock or securities under the Act or the securities laws or regulations of any of the states (the “Blue Sky Laws”).
(d)	Except for the Subsidiaries, and as otherwise set forth in the Disclosure Package and the Final Prospectus, the Company has no subsidiaries that meet the definition of “significant subsidiary” under the conditions specified in Rule 1-02(w) of Regulation S-X under the Securities Act, and does not own any equity interest in or control, directly or indirectly, any other significant corporation, limited liability company, partnership, joint venture, association, trust or other business organization. The Company owns directly or indirectly all of the issued and outstanding capital stock of each Subsidiary, free and clear of any and all liens, claims, encumbrances, security interests or defect in title (collectively, “Liens”), except such Liens (i) imposed in connection with the Company’s first lien revolving credit facility and first lien term loan described in the Disclosure Package and the Final Prospectus and (ii) as would not individually or in the aggregate have a Material Adverse Effect. The Company’s authorized capitalization is as set forth under the heading “Capitalization” in the Basic Prospectus as of the date indicated, and since such date there has been no material change to the Company’s capitalization except as disclosed in the Final Prospectus.
(e)	The Company has all requisite corporate power and authority to enter into and perform this Agreement, and the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the consummation of the transactions described herein, have been duly authorized with respect to the Company by all necessary corporate action and will not: (i) violate any provisions of the Certificate of Incorporation or By-laws of the Company or the organizational documents of any Subsidiary; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary, or any property owned or leased by the Company or any

Subsidiary, may be bound or affected; (iii) violate any statute, ordinance, rule or regulation or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to Nasdaq) applicable to the Company or any Subsidiary, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or any Subsidiary; or (iv) result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary; except in the cases of clauses (ii), (iii) and (iv) above, such violations, breaches, defaults, Liens as would not individually or in the aggregate have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by the Company, the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Exchange Act, the Blue Sky Laws applicable to the public offering of the Shares by the Underwriter and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (the “NASD”). This Agreement has been duly executed and delivered by and on behalf of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy (the “Enforceability Exception”).
(f)	Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Final Prospectus, the Final Prospectus or the Registration Statement nor, to the knowledge of the Company, have any proceedings for that purpose been initiated or threatened. On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 5 hereof. If a 462(b) Registration Statement is required by the Act to be filed in connection with the offer and sale of the Shares, such 462(b) Registration Statement will become effective upon filing pursuant to Rule 462(b) under the Act, and upon such filing the offer and sale of the Shares will have been duly registered under the Act pursuant to the Registration Statement.
(g)	The documents that are incorporated by reference in the Disclosure Package, the Final Prospectus or the Registration Statement when they were filed with the Commission complied, in all material respects, with the requirements of the Act or the Exchange Act, as applicable, and any document so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when it is filed with the Commission, comply, in all material respects, with the requirements of the Act and the Exchange Act, as applicable, and when read together with the other information included in such Disclosure Package, Final Prospectus or the Registration Statement, as the case may be, do not, or will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(h)	The Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists only of the information described as such in Section 5 hereof.
(i)	The financial statements, together with the related schedules and notes, included in the Registration Statement and the Disclosure Package and the Final Prospectus present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified, have been prepared in compliance with the requirements of the Act and are in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The financial statements of Venturi Partners, Inc., together with the related schedules and notes, included in the Registration Statement, Disclosure Package and the Final Prospectus present fairly, in all material respects, the consolidated financial position of the Venturi Partners, Inc. and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of Venturi Partners, Inc. and its subsidiaries for the periods specified, have been prepared, in all material respects, in compliance with the requirements of the Act and are in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Any pro forma financial statements or data included in the Registration Statement, Disclosure Package or the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the assumptions used in preparing the pro forma financial statements included in the Registration Statement, Disclosure Package and the Final Prospectus, if any, provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The other financial and statistical data set forth in the Registration Statement, Disclosure Package or the Final Prospectus are accurately presented and prepared on a basis consistent with such financial statements and with the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, Disclosure Package or the Final Prospectus that are not included as required. Ernst & Young LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Registration Statement, Disclosure Package and the Final Prospectus, are independent registered public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board. PricewaterhouseCoopers LLP, whose report on the consolidated financial statements of Venturi Partners, Inc. is filed with the Commission as part of the Registration Statement, Disclosure Package and the Final Prospectus, are independent registered public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Company nor any of the Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), and none of them is, together with its “related parties,” the “primary beneficiary” of any “variable interest entities” (as such terms are used in Financial Accounting Standards Board Interpretation No. 46). All disclosures contained in the Registration Statement, the Disclosure Package or the Final Prospectus, that meet the definition of “non-GAAP financial measures” set forth in the rules and regulations of the Commission comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act.
(j)	Neither the Company nor any Subsidiary is, nor with the giving of notice or passage of time or both, would be, in violation or in breach of: (i) its respective Certificate of Incorporation, By-laws or organizational documents; (ii) any statute, ordinance, order, rule or regulation applicable to the Company or such Subsidiary; (iii) any order or decree of any court, regulatory body, arbitrator, administrative agency or other instrumentality of the United States or other country or jurisdiction having jurisdiction over the Company or such Subsidiary; or (iv) any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which the Company or such Subsidiary is a party or by which any property owned or leased by the Company or such Subsidiary is bound or affected, except in the case of clauses (ii), (iii) or (iv) above, such violations or breaches as would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any violation of any applicable statute, ordinance, order, rule or regulation applicable to the Company or any Subsidiary. The Company and each Subsidiary: (x) have obtained and hold, and are in compliance with, all permits, certificates, licenses, approvals, registrations, franchises, consents and authorizations of governmental or regulatory authorities required under all laws, rules and regulations in connection with their businesses (hereinafter “permit” or “permits”), and all of such permits are in full force and effect; and (y) the Company and each Subsidiary have fulfilled and performed all of their respective obligations with respect to each such permit and no event has occurred which would result in, or after notice or lapse of time would result in, revocation or termination of any such permit or result in any other impairment of the rights of the holder of such permit, except in the case of clauses (x) or (y) above, where the failure to do so would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or other occurrence) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations or orders (including those relating to environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violation as would not individually or in the aggregate have a Material Adverse Effect.
(k)	There are no legal or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property owned or leased by the Company or any Subsidiary is or may be subject, including, without limitation, any such proceedings that are related to environmental or employment discrimination matters, which are required to be described in the Registration Statement which are not so described in the Registration Statement, the Disclosure Package and the Final Prospectus, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto.
(l)	There is no transaction, relationship, obligation, agreement or other document required to be described in the Registration Statement or filed or deemed to be filed as an exhibit to the Registration Statement, which has not been described in the Registration Statement, the Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement as required.
(m)	The Company or a Subsidiary has good and valid title to all property and assets reflected as owned by the Company or such Subsidiary in the Company’s consolidated financial statements included or incorporated by reference in the Registration Statement (or elsewhere in the Registration Statement, the Disclosure Package and the Final Prospectus), free and clear of all Liens of any kind or nature whatsoever except those, if any, reflected in such financial statements (or elsewhere in the Registration Statement, the Disclosure Package or the Final Prospectus), and any such Liens as would not individually or in the aggregate have a Material Adverse Effect. All property (real and personal) held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements is held by the Company or such Subsidiary under valid, subsisting, binding and enforceable leases, franchises, licenses or other agreements, subject to the Enforceability Exception and except as would not individually or in the aggregate have a Material Adverse Effect.
(n)	Neither the Company nor any person that controls, is controlled by (including the Subsidiaries) or is under common control with the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which constituted, or which would reasonably be expected to cause or result in, stabilization or manipulation, under the Exchange Act or otherwise, of the price of any security of the Company to facilitate the sale or resale of the Common Stock.
(o)	Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Final Prospectus and prior to the Closing Date: (i) neither the Company nor any Subsidiary has or will have incurred any material liability or obligation, direct or contingent, or entered into any transaction that is material to the Company, except in the ordinary course of business; (ii) the Company has not and will not have paid or declared any dividend or other distribution with respect to its capital stock and neither the Company nor any Subsidiary is or will be delinquent in the payment of principal or interest on any outstanding debt obligation; and (iii) there has not been and will not have been any change in the capital stock (other than issuances pursuant to any employee benefit or other incentive plan or pursuant to the exercise of stock options or warrants outstanding on the date of this Agreement), any material change in the indebtedness of the Company or any Subsidiary, or any change or development resulting, in or which would reasonably be expected to result in, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
(p)	The Company or a Subsidiary owns or otherwise possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions and licenses presently used in or necessary for the conduct of its business or ownership of its properties, and neither the Company nor any Subsidiary has violated or infringed upon the rights of others, or received any notice of conflict with the asserted rights of others, in respect thereof that, if determined adversely to the Company or its Subsidiary, would individually or in the aggregate have a Material Adverse Effect.

(q)	The Company and the Subsidiaries are insured by insurers having an A.M. Best Financial Strength Rating of at least B+ against such losses and in such amounts and with such deductibles as are prudent, in the opinion of management, for the business in which they are engaged, and all such insurance is in full force and effect, except where the failure to be in full force and effect would not individually or in the aggregate result in a Material Adverse Effect.
(r)	Except as disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus, no labor dispute with the employees of the Company or any Subsidiary exists, or is, to the knowledge of the Company, imminent or threatened, and the senior officers of the Company and the Subsidiaries are not aware of any existing, imminent or threatened labor disturbance by the employees of any of their respective customers or contractors, which, in either case, would individually or in the aggregate result in a Material Adverse Effect. There has been no change in the relationship of the Company or any Subsidiary with any of its principal suppliers, manufacturers, contractors or customers resulting in, or that would reasonably be expected to result, in a Material Adverse Effect.
(s)	(1) The Company and each Subsidiary is and has been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to: human health and safety; pollution; management, disposal or release of any chemical substance, product or waste; and protection, cleanup, remediation or corrective action relating to the environment or natural resources (“Environmental Law”);
(2) The Company and each Subsidiary has obtained and is in compliance with the conditions of all permits, authorizations, licenses, approvals and variances necessary under any Environmental Law for the continued conduct in the manner now conducted of their respective businesses (“Environmental Permits”); and
(3) To the knowledge of the Company, there are no past or present conditions or circumstances, including but not limited to pending changes in any Environmental Law or Environmental Permits, that are likely to interfere with the conduct of the business of the Company and the Subsidiaries in the manner now conducted or which would interfere with compliance with any Environmental Law or Environmental Permits, or which may give rise to: (a) liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law; (b) claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources; (c) liabilities or obligations incurred by the Company or the Subsidiaries to comply with any Environmental Law; or (d) fines or penalties arising under any Environmental Law;
except in each case under clauses (1), (2) and (3) for any noncompliance or conditions or circumstances that, singly or in the aggregate, would not individually or in the aggregate result in a Material Adverse Effect.

(t)	No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred in the past six years, exists or is reasonably expected to occur with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any Subsidiary maintains, contributes to or has any obligation to contribute to, or with respect to which the Company or any Subsidiary has any material liability, direct or indirect, contingent or otherwise (a “Plan”); each Plan is in compliance in all material respects with applicable law, including ERISA and the Code; none of the Company or any Subsidiaries has incurred or expects to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; and each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the knowledge of the Company and the Subsidiaries, nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.
(u)	Neither the Company nor any Subsidiary is, or after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as disclosed in the Disclosure Package and the Final Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(v)	All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended January 1, 2006 have been filed and no assessment in connection therewith has been made against the Company and the United States federal income tax returns of the Company through the fiscal year ended December 31, 2002, are not subject to audit or adjustment. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and, except as disclosed in the Disclosure Package and the Final Prospectus, has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves in accordance with GAAP have been provided and except insofar as the failure to file such returns or pay such taxes or assessments would not, individually or in the aggregate result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result individually or in the aggregate in a Material Adverse Effect.
(w)	The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The certificates required by Rule 13a-14(a) or 15d-14(a) under the Exchange Act which were included in the Company’s reports filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act were accurate as of the dates of such certificates and as of the dates such reports were filed with the Commission.
(x)	On or after July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
(y)	There is and has been no failure in any material respect on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(z)	Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young, the Company has not been advised of: (A) any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, there have been no significant changes in internal controls or in other factors that would significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(aa)	The Common Stock has been registered pursuant to Section 12(g) of the Exchange Act. Such registration statement has been declared effective by the Commission under the Exchange Act. The Common Stock is traded on Nasdaq and the Shares have been listed on Nasdaq.
(bb)	Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus.
(cc)	Neither the Company nor any of the Subsidiaries has sent or received any notice of termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, the termination or non-renewal of which would reasonably be expected to result in a Material Adverse Effect, and no such termination has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement.
(dd)	All statistical and market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
(ee)	The Company is in compliance, in all material respects, with the rules of Nasdaq including, without limitation, the requirements for continued listing of the Common Stock on Nasdaq, and there are no actions, suits or proceedings pending, or, to the Company’s knowledge, threatened or contemplated, and the Company has not received any notice from Nasdaq, regarding the revocation of such listing or otherwise regarding the delisting of shares of Common Stock from Nasdaq.
(ff)	(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company is and was a Seasoned Issuer (as defined in Rule 405) and was not and is not an Ineligible Issuer (as

defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(gg)	The Company has not used any Free Writing Prospectus or any Issuer Free Writing Prospectus in connection herewith
A certificate signed by any officer of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.
SECTION 3. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to, and agrees with, the Underwriter, and shall be deemed to represent and warrant to the Underwriter on the Closing Date, that:
(a)	Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by such Selling Stockholder. This Agreement has been duly and validly executed and delivered by such Selling Stockholder.
(b)	Such Selling Stockholder is, and on the Closing Date will be, the record and beneficial owner of the Shares to be sold by it hereunder, free and clear of all Liens. Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” (within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”)) with respect to such Selling Stockholder’s Shares, free and clear of all Liens. Assuming that the Underwriter acquires its interest in the Shares it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter, upon purchase of such Shares delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and upon credit to its securities account that is maintained with The Depository Trust Company or such other securities intermediary, will acquire a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against the Underwriter with respect to such Shares.
(c)	Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(d)	No consent, approval, authorization or other order of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction is required for the execution and delivery of this Agreement by such Selling Stockholder, the performance of its obligations hereunder, or the consummation of the transactions contemplated hereby, except for compliance with the Act, the Exchange Act, the Blue Sky Laws applicable to the public offering of the Shares by the Underwriter and the clearance of such offering and the underwriting arrangements evidenced hereby with the NASD.
(e)	The execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation of the transactions described herein will not: (i) violate any provisions of the organizational documents of such Selling Stockholder; (ii) violate any provisions of, or result in the breach, modification or termination of, or constitute a default under, any provision of any agreement, lease, franchise, license, indenture, permit, mortgage, deed of trust, evidence of indebtedness or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder, or any property owned or leased by such Selling Stockholder, may be bound or affected; (iii) violate any statute, ordinance, rule or regulation or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to Nasdaq) applicable to such Selling Stockholder, or order or decree of any court, regulatory or governmental body, arbitrator, administrative agency or instrumentality of the United States or other country or jurisdiction having jurisdiction over such Selling Stockholder; or (iv) result in the creation or imposition of any Lien upon any property or assets of such Selling Stockholder.
     Any certificate signed by any officer or other authorized person of such Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed a representation and warranty, to the Underwriter by such Selling Stockholder, as to matters covered thereby.
SECTION 4. No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that:
(a)	the Underwriter is not acting as a financial advisor to the Company or the Selling Stockholders and, except as specifically contemplated by this Agreement, the Underwriter owes no duties (fiduciary or other) to the Company or the Selling Stockholders in connection with any aspect of the offering of the Shares (including, without limitation, the structuring, marketing, timing, pricing, offering, allocation and distribution of the Shares) or any related matters; and
(b)	the Underwriter may have agreements, arrangements, understandings and other relationships with and owe duties and obligations to third parties, including potential purchasers of the securities, that may create or exacerbate actual, potential or apparent conflicts of interests between or among the Company and/or the Selling Stockholders, as applicable, and the Underwriter, but no such agreements, arrangements understandings or other relationships or duties will prevent the Underwriter from fully performing its obligations hereunder.
SECTION 5. Information Furnished by the Underwriter. The statements set forth in the third, seventh, ninth, tenth, eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting” in the Final Prospectus, constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in this Agreement.
SECTION 6. Purchase, Sale and Delivery of Shares.
(a)	On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholders, the number of Shares set forth opposite their names on Schedule I hereto at the purchase price per share of $19.55.
(b)	On the Closing Date (as hereinafter defined), the Selling Stockholders will deliver through the facilities of DTC, for the account of the Underwriter, the Shares against payment of the aggregate purchase prices therefor, in immediately available funds to the accounts at banks identified by the Selling Stockholders to the Underwriter. As referred to in this Agreement, the “Closing Date” shall be January 23, 2007 , at 9:00 a.m., New York City time, or at such other date or time not later than ten full business days after the date of the Final Prospectus as the Underwriter, the Company and the Selling Stockholders may agree.

Each Selling Stockholder hereby agrees that it will pay all applicable state transfer taxes, stamp duties and other similar taxes, if any, involved in the transfer to the Underwriter of the Shares to be purchased by the Underwriter from such the Selling Stockholder, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder.
SECTION 7. Covenants of the Company; Covenants of the Selling Stockholder.
(a)	In further consideration of the agreements of the Underwriter herein contained, the Company covenants and agrees with the Underwriter that:
(i)	Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (1) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (2) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose, and (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.
(ii)	If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented.
(iii)	The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Final Prospectus, if any, the Final Prospectus and each Issuer Free Writing Prospectus, if any, and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(iv)	The Company agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto. Any such free writing prospectus consented to by the Underwriter or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(v)	If, at any time when a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriter or a dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to supplement the Final Prospectus to comply with the Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Registration Statement to comply with the Act or the Exchange Act, the Company promptly will advise the Underwriter and counsel to the Underwriter thereof and, subject to Section 6(a), will promptly prepare and file with the Commission, at its expense, an amendment to the Registration Statement or file such document which will correct such statement or omission or an amendment which will effect such compliance; and, if the Underwriter is required to deliver a prospectus after the effective date of the Registration Statement, the Company, upon request of the Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act. The Company consents to the use, in accordance with the provisions of the Act and with the Blue Sky Laws of the jurisdictions in which the Shares are offered by the Underwriter and by dealers, of each Preliminary Final Prospectus.
(vi)	If necessary or appropriate in connection with the offer and sale of the Shares, the Company shall file a Rule 462(b) Registration Statement in the manner prescribed by the Act so that such Rule 462(b) Registration Statement shall become effective upon filing.
(vii)	The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(viii)	The Company will cooperate with the Underwriter and counsel to the Underwriter in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Underwriter designates, and will continue such qualifications or registrations in effect so long as reasonably requested by the Underwriter to effect the distribution of the Shares. The Company shall not be required to: (i) qualify as a foreign corporation, (ii) file a general consent to service of process in any such jurisdiction where it is not presently qualified; or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of the Final Prospectus. The Company shall promptly prepare and file with the Commission, from time to time, such reports as may be required to be filed by the Act and the Exchange Act, and the Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.
(ix)	The Company shall deliver the requisite notice of issuance to Nasdaq and shall take all necessary or appropriate action within its power to maintain the authorization for trading of the Common Stock on Nasdaq , or take such action to authorize the Common Stock for listing on the New York Stock Exchange or the American Stock Exchange, for a period of at least thirty-six months after the date of the Final Prospectus.
(x)	The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending 90 days after the date of the Final Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided, however, that the restrictions set forth in the preceding clauses (1) through (3) shall not apply to (i) filing a registration statement increasing the number of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock available for grant or issuance under the terms of a plan in effect on the date hereof; (ii) issuances of shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options outstanding on the date hereof; (iii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and issuances of common stock pursuant to the exercise of those options; (iv) issuances of shares of Common Stock to employees pursuant to the terms of a plan in effect on the date hereof; (v) filing a registration statement to register shares of Common Stock to be issued in connection with acquisitions; or (vi) issuances of shares of Common Stock in connection with acquisitions and filing a registration statement to permit the resale of those shares.
Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90 day period, the restrictions imposed by the preceding paragraph of this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (i) at the expiration of the 90 day restricted period, the Shares are “actively traded securities” (as defined in Regulation M) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by Rule 2711(f)(4) of NASD. The Company shall promptly notify the Underwriter and the persons referred to in section 9(i) of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.
(xi)	The Company will maintain a transfer agent and, if required by law or the rules of Nasdaq or any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules, may be the same entity as the transfer agent) for its Common Stock.
(xii)	The Company will use its reasonable best efforts to comply or cause to be complied with the conditions to the obligations of the Underwriter in section 9 hereof.

(b)	In further consideration of the agreements of the Underwriter herein contained, each Selling Stockholder covenants and agrees with the Underwriter that:
(i)	without the prior written consent of the Underwriter, it will not directly or indirectly, during the period ending 90 days after the date of the Final Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file (or participate in the filing of) any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; provided, however, that the foregoing restrictions shall not prohibit such Selling Stockholder from performing its obligations under that certain Option Agreement dated July 19, 2004, by and among the undersigned, J.P. Morgan Direct Corporate Finance Institutional Investors LLC, J.P. Morgan Direct Corporate Finance Private Investors LLC, GTCR Fund VI, L.P. and Old Trafford Investment Pte. Ltd. (the “Option Agreement”). The foregoing sentence shall not apply to the disposition of any Common Stock permitted under the Option Agreement) or to an affiliate (as that term is defined in Rule 405 under the Securities Act) of such Selling Stockholder, provided that such affiliate agrees to be bound in writing by the restrictions set forth herein.

The restrictions contained in the preceding paragraph shall not apply to the Shares to be sold hereunder. Notwithstanding the foregoing, if (a) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 90-day period, the restrictions imposed by the preceding paragraph of this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, except that such extension will not apply if, (i) at the expiration of the 90 day restricted period, the Shares are “actively traded securities” (as defined in Regulation M) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by Rule 2711(f)(4) of NASD.

(ii)	Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(iii)	Such Selling Stockholder will advise the Underwriter promptly, and if requested by the Underwriter, will confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Act, of any material change in information in the Registration Statement or the Prospectus relating to such Selling Stockholder.

(iv)	Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.
SECTION 8. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective, or if this Agreement is terminated for any reason, the Company will pay the costs, fees and expenses incident to the performance of its obligations in connection with the public offering of the Shares, including (i) the preparation and filing of the Registration Statement, any Rule 462(b) Registration Statement, the Disclosure Package, each Preliminary Final Prospectus, the Final Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriter, (iii) the printing of this Agreement, any Agreement Among Underwriter, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on Nasdaq and any registration thereof under the Exchange Act, (vi) review of the public offering of the Shares by the NASD (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriter), (vii) the costs and expenses of qualifying the Shares for inclusion in DTC’s book-entry settlement system, and (viii) the performance of the Company’s other obligations hereunder.

Each Selling Stockholder will pay all fees and expenses related to the offering of the Shares to be sold by it, including (i) the fees and disbursements of its counsel, if any, and (ii) any applicable stock transfer or other taxes related to the offering of its Shares. Notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Stockholders may make for the sharing or allocation of such costs and expenses.
SECTION 9. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the Closing Date, to the accuracy of the statements of the officers or authorized persons of the Company and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions, unless waived in writing by the Underwriter:
(a)	All filings required by Rules 424(b) shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission or any state securities commission nor, to the knowledge of the Company, shall any proceedings for that purpose have been initiated or threatened; and any request of the Commission or any state securities commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)	Subsequent to the Execution Time:
(i)	there shall not have occurred any change or development resulting in, or which would reasonably be expected to result in, an adverse effect on the Company’s business, whether or not arising from transactions in the ordinary course of business; and

(ii)	the Company shall not have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree, the effect of which on the Company, in any such case described in clause (i) or (ii) above, is in the opinion of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Final Prospectus.
(c)	The Underwriter shall have received an opinion of Ken R. Bramlett, Jr., general counsel to the Company, addressed to the Underwriter, and dated the Closing Date, substantially in the form attached hereto as Exhibit A and reasonably satisfactory to the Underwriter.

(d)	The Underwriter shall have received an opinion of Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, addressed to the Underwriter, and dated the Closing Date, substantially in the form attached hereto as Exhibit B and reasonably satisfactory to the Underwriter.

(e)	The Underwriter shall have received an opinion of counsel, which counsel shall be reasonably satisfactory to the Underwriter, to each Selling Stockholder addressed to the Underwriter, and dated the Closing Date, substantially in the form attached hereto as Exhibit C and reasonably satisfactory to the Underwriter.

(f)	The Underwriter shall have received an opinion of Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriter, dated the Closing Date with respect to the issuance and sale of the Shares by the Company, the Registration Statement and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

(g)	The Underwriter shall have received on the Closing Date, a certificate dated the Closing Date, of Larry L. Enterline, President and Chief Executive Officer, and Joseph C. Tusa, Senior Vice President and Chief Financial Officer, of the Company, to the effect that:
(i)	The representations and warranties of the Company set forth in Section 2 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate;

(ii)	The Commission has not issued an order preventing or suspending the use of the Final Prospectus or any Preliminary Final Prospectus or any amendment or supplement thereto; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission; and to the knowledge of the respective signatories, no proceedings for that purpose have been initiated or are pending or contemplated by the Commission; and

(iii)	Each of the respective signatories has carefully examined the Registration Statement and the Final Prospectus, the Disclosure Package and any amendment or supplement thereto, including any documents filed under the Exchange Act and deemed to be incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement, and the Final Prospectus and the Registration Statement (including the documents incorporated by reference therein) contain all statements required to be stated therein, and the Disclosure Package, the Final Prospectus and the Registration Statement do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement that has not been so filed; and
(iv)	Since the last Effective Date of the Registration Statement preceding the Execution Time, there has not occurred any change or development involving, or which could be expected to involve, a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Disclosure Package, the Final Prospectus and the Registration Statement as heretofore amended or (but only if the Underwriter expressly consents thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Underwriter after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, the Company has not incurred any liability or obligation, direct or indirect, or entered into any transaction which is material to the Company; since such date and except as so disclosed, there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company in the short-term debt or long-term debt of the Company; since such date and except as so disclosed, the Company has not acquired any of the Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend, or made any other distribution, upon its outstanding Common Stock payable to shareholders of record on a date prior to such Closing Date; since such date and except as so disclosed, the Company has not incurred any material contingent obligations, and no material litigation is pending or threatened against the Company; and, since such date and except as so disclosed, the Company has not sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order or decree.
The delivery of the certificate provided for in this subsection (g) shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (i), (ii) and (iii) to be set forth in said certificate.
(h)	The Underwriter shall have received on the Closing Date, a certificate dated the Closing Date, of an executive officer or other authorized person of each Selling Stockholder, to the effect that the signer of such certificate has carefully examined this Agreement and that the representations and warranties of such Selling Stockholder set forth in Section 3 hereof are true and correct as of the date of this Agreement and as of the date of such certificate, and that such Selling Stockholder has complied with all agreements and satisfied all the conditions to be performed or satisfied by it at or prior to the date of such certificate.
(i)	At the time this Agreement is executed and also on the Closing Date, there shall be delivered to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, from Ernst & Young LLP, the Company’s independent registered public accountants, the first letter to be dated the date of this Agreement and the second letter to be dated the Closing Date (however, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than three days prior to the date thereof), which shall be in form and substance satisfactory to the Underwriter and shall contain statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Final Prospectus. There shall not have been any change or decrease set forth in any of the letters referred to in this subsection (i) which makes it impracticable or inadvisable in the judgment of the Underwriter to proceed with the public offering or purchase of the Shares as contemplated hereby.

(j)	The Common Stock shall have been designated for inclusion as a Nasdaq Global Market security on Nasdaq and shall have been registered under the Exchange Act.

(k)	The “lock up” agreements, each substantially in the form of Exhibit D hereto, between you and the officers and directors of the Company listed in such exhibit relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the date the shares are purchased.

(l)	The representative shall have received such further certificates and documents as the Underwriter may reasonably request (including certificates of officers or other authorized persons of the Company and the Selling Stockholders).
All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are in substance reasonably satisfactory to the Underwriter and to Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriter. The Company and the Selling Stockholder shall furnish the Underwriter with such manually signed or conformed copies of such opinions, certificates, letters and documents as the Underwriter may reasonably request.
If any condition to the Underwriter’s obligations hereunder to be satisfied prior to or at the Closing Date (other than section 9(f)) is not so satisfied, this Agreement at the election of the Underwriter will terminate upon notification to the Company without liability on the part of the Underwriter, the Company or the Selling Stockholders except (i) for the expenses to be paid by the Company and the Selling Stockholders pursuant to Section 8 hereof, (ii) to the extent provided in Section 11 hereof and (iii) that the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriter), that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Shares. If the Company is required to make any payments to the Underwriter under this paragraph because of a Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriter set forth in this Section 9, such Selling Stockholder shall reimburse the Company on demand for all amounts so paid.
SECTION 10. Maintain Effectiveness of Registration Statement. The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and, if such stop order is issued, to obtain as soon as possible the lifting thereof.
SECTION 11. Indemnification.
(a)	The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages, expenses, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) or actions in respect thereof (“Claims”), joint or several, to which the Underwriter or each such controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof filed by the Company), the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Registration Statement, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or necessary to make the statements made therein not misleading (in the case of such Registration Statement) or necessary to make the statements made therein not misleading in light of the circumstances under which they were made (in the case of such Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus), (ii) the failure by the Company to perform, when and as required, any agreement or covenant contained herein; or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares. The Company agrees to reimburse the Underwriter and each such controlling person for any legal fees or other expenses reasonably incurred by the Underwriter or any such controlling person in connection with investigating or defending any such Claim;

provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company pursuant to section 5 of this Agreement. The indemnification obligations of the Company as provided above are in addition to and in no way limit any liabilities the Company may otherwise have.
(b)	Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have. Notwithstanding the provisions of this section, the liability of each Selling Stockholder under this Section 11(b) shall be limited to an amount equal to the aggregate amount of the total price at which the Shares are sold by such Selling Stockholder to the Underwriter under this Agreement.

(c)	The Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholders, each of the Company’s directors and officers who signs the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act or the Exchange Act, from and against any Claim to which the Company, the Selling Stockholders or any such director, officer, controlling person may become subject under the Act, the Exchange Act, Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, in reliance solely upon and in conformity with the written information furnished by the Underwriter to the Company pursuant to section 5 of this Agreement. The indemnification obligations of the

Underwriter as provided above are in addition to any liabilities any such Underwriter may otherwise have. Notwithstanding the provisions of this section, no Underwriter shall be required to indemnify or reimburse the Company, or any officer, director, controlling person in an aggregate amount in excess of the total price at which the Shares purchased by any such Underwriter hereunder were offered to the public, less the amount of any damages such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
(d)	Promptly after receipt by an indemnified party under this section of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under this section, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve an indemnifying party from any liability it may have to any indemnified party under this section or otherwise except to the extent it has been materially prejudiced by such omission so to notify. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that he, she or it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, subject to subsection (e)(i) below.

(e)	Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party (such approval not to be unreasonably withheld) will not be liable to such indemnified party under this section for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:
(i)	the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (d) of this section (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel and local counsel, if applicable, approved by the Underwriter, for itself and its controlling persons that are the indemnified parties);

(ii)	the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party’s notice to the indemnifying party of commencement of the action; or

(iii)	the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.
(f)	If the indemnification provided for in this section is unavailable to an indemnified party under subsection (a), (b) or (c) hereof in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:
(i)	in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Shares; or

(ii)	if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations.
The relative benefits received by each of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be deemed to be in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the amount of the deemed underwriting discounts and commissions per share received by the Underwriters, which shall be equal to the difference between (x) the proceeds received by the Underwriter from the resale of the Shares purchased by it under this Agreement and (y) the aggregate purchase price of the Shares paid by the Underwriter under this Agreement, bears to the public offering price per share appearing thereon, and the Company (including its officers and directors and controlling persons) and the Selling Stockholders are responsible for the remaining portion; provided, that the liability of each Selling Stockholder under this Section 11(f) shall be limited to an amount equal to the aggregate amount of the total price at which the Shares are sold by such Selling Stockholder to the Underwriter under this Agreement. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (d) and (e) of this section, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
(g)	The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata or per capita allocation or by any other method or allocation which does not take into account the equitable considerations referred to in subsection (f) of this section. Notwithstanding the other provisions of this section, the Underwriter shall not be required to contribute any amount that is greater than the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
SECTION 12. [Intentionally Left Blank]
SECTION 13. Effective Date. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. Such execution and delivery shall include an executed copy of this Agreement sent by facsimile transmission or other means of transmitting written documents.
SECTION 14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Underwriter prior to or on the Closing Date if in the judgment of the Underwriter, payment for and delivery of the Shares is rendered impracticable or inadvisable because:
(a)	additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the American Stock Exchange or Nasdaq, or trading in securities generally shall have been suspended or materially limited on any such exchange or a general banking moratorium shall have been established by either federal or state authorities in New York or a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; or

(b)	trading in the Common Stock on Nasdaq shall have been suspended as a result of actions taken or omitted to be taken by the Company; or

(c)	any event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or which is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or
(d)	an outbreak or escalation of hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent as to have a material adverse effect, in the judgment of the Underwriter, on the financial markets of the United States, or to make it impracticable or inadvisable, in the judgment of the Underwriter, to proceed with completion of the sale of and payment for the Shares as provided in this Agreement.
Any termination pursuant to subsection (a) or (d) of this section shall be without liability on the part of the Underwriter to the Company, or on the part of the Company to the Underwriter, except for expenses to be paid by the Company pursuant to section 8 hereof and except as to indemnification to the extent provided in section 11 hereof. Any termination pursuant to subsection (b) or (c) of this section shall be without liability on the part of the Underwriter to the Company, or on the part of the Company to the Underwriter, except (i) for expenses to be paid by the Company pursuant to section 8 hereof, (ii) as to indemnification to the extent provided in section 11 hereof and (iii) that the Company agrees to reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the underwriters), that have been incurred by the Underwriter in connection with the proposed purchase and sale of the Shares.
SECTION 15. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company, of its officers or directors, of the Selling Stockholders and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Selling Stockholders or the Company or any of its or their partners, officers, directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.
SECTION 16. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or sent by facsimile (with receipt confirmed) to BMO Capital Markets Corp., Three Times Square, New York, New York 10038, Attention: Equity Capital Markets, facsimile (212) 885-4165, with a copy to Edward S. Best, Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, facsimile (312) 701-7711; if sent to the Company, will be mailed, delivered or sent by facsimile (with receipt confirmed) to the Company at 4400 Post Oak Parkway, Suite 1800, Houston, Texas 77027, Attention: Ken R. Bramlett, Jr., General Counsel, facsimile (704) 847-6534, with a copy to Seth Molay, P.C., Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201, facsimile (214) 969-4343; and if sent to the Selling Stockholder, will be mailed, delivered or sent by facsimile (with receipt confirmed) to it at the address set forth on Schedule I hereto.

SECTION 17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in section 11 hereof and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Underwriter merely by reason of such purchase.
SECTION 18. Partial Unenforceability. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph clause or provision hereof.
SECTION 19. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without reference to conflict of law principles thereunder. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument, and shall be effective when at least one counterpart hereof shall have been executed by or on behalf of each party hereto.
SECTION 20. Definitions. The terms which follow, when used in this Agreement shall have the meanings indicated.
          “Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Disclosure Package” shall mean the Basic Prospectus.
          “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Shares and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.
          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
* * *

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the Underwriter, all in accordance with its terms.
Very truly yours,
COMSYS IT PARTNERS, INC.

By:	/s/ David L. Kerr

Name: David L. Kerr
Title: Senior Vice President
WACHOVIA INVESTORS, INC.

By:	/s/ Courtney R. McCarthy

Name: Courtney R. McCarthy
Title: Vice President
INLAND PARTNERS, L.P.
BY: Coryton Management Ltd., its general partner

By:	/s/ Lindsey Cancino

Name: Lindsey Cancino
Title: Director
LINKS PARTNERS, L.P.
BY: Coryton Management Ltd., its general partner

By:	/s/ Lindsey Cancino

Name: Lindsey Cancino
Title: Director
The foregoing Underwriting
Agreement is hereby confirmed

and accepted as of the date
first above written.
BMO CAPITAL MARKETS CORP.

By:	/s/ William S. Schreier

Authorized Representative

COMSYS IT PARTNERS, INC.
Schedule I

Name and Address of Selling Stockholder	Number of Shares
Wachovia Investors, Inc.	2,078,061
301 South College Street — 12th Floor
Charlotte, North Carolina 28202-6000
Attention: Frederick W. Eubank II and Courtney R. McCarthy
Facsimile (704) 374-6711

with a copy to

T. Richard Giovannelli and Sean M. Jones
Kennedy Covington Lobdell & Hickman, LLP
214 N. Tryon Street, 47th Floor
Charlotte, North Carolina, 28202
Facsimile (704) 353-3106

Inland Partners, L.P.	225,183
61 Wilton Avenue, 2nd Floor
Westport, Connecticut 06880
Attention: Joseph Milano
Facsimile (203) 221-8253

with a copy to each of

Elias J. Sabo
24422 Avenida de la Carlota, Suite 370
Laguna Hills, California 92653
Facsimile (949) 420-0777
and
Stephen C. Mahon
Squire Sanders & Dempsey L.L.P.
312 Walnut Street, Suite 500
Cincinnati, Ohio 45202
Facsimile (513) 361-1201

Links Partners, L.P.	196,756
61 Wilton Avenue, 2nd Floor
Westport, Connecticut 06880
Attention: Joseph Milano
Facsimile (203) 221-8253

with a copy to each of

Name and Address of Selling Stockholder	Number of Shares
Elias J. Sabo
24422 Avenida de la Carlota, Suite 370
Laguna Hills, California 92653
Facsimile (949) 420-0777
and
Stephen C. Mahon
Squire Sanders & Dempsey L.L.P.
312 Walnut Street, Suite 500
Cincinnati, Ohio 45202
Facsimile (513) 361-1201

COMSYS IT PARTNERS, INC.
Schedule II
Issuer Free Writing Prospectuses
None.

EXHIBIT A
FORM OF OPINION OF KEN R. BRAMLETT, JR., GENERAL COUNSEL OF THE COMPANY
     The opinion of Ken R. Bramlett, Jr. , General Counsel of the Company, to be delivered pursuant to Section 9(c) of the Underwriting Agreement shall be to the effect that:
     A. The Company has all corporate power to own or lease its properties and conduct its business, in each case, as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, to enter into the Underwriting Agreement and to carry out its obligations thereunder.
     B. Each Subsidiary (a) is validly existing as a corporation or limited liability company, as applicable, (b) is in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (c) has the requisite corporate or limited liability company power and authority, as applicable, to own its property and to conduct is business, in each case, as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus and (d) is duly qualified to transact business and is in good standing under the laws of each jurisdiction in which its is required to be so qualified, except in the case of clauses (b) and (d) as could not reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or through wholly-owned subsidiaries by the Company, free and clear of all Liens , except as disclosed in the Disclosure Package and the Final Prospectus.
     C. To my knowledge, there are no proceedings or investigations pending or threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body that would reasonably be expected to result in a Material Adverse Effect, other than proceedings or investigations fairly summarized in all material respects in the Disclosure Package and the Final Prospectus.

EXHIBIT B
FORM OF OPINION OF AKIN GUMP STRAUSS HAUER & FELD,
SPECIAL COUNSEL TO THE COMPANY
     The opinion of Akin Gump Strauss Hauer & Feld LLP to be delivered pursuant to Section 9(d) of the Underwriting Agreement shall be to the effect that:
     A. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified as a foreign corporation in those jurisdictions identified on a schedule hereto.
     B. The authorized capital stock of the Company consists of 95,000,000 shares of Common Stock, par value $.01 per share and 5,000,000 shares of Preferred Stock, par value $.01 per share, and all such stock conforms in all material respects as to legal matters to the descriptions thereof under the caption “Description of Capital Stock” in the Disclosure Package, the Final Prospectus and the Registration Statement.
     C. The Shares have been duly and validly authorized and issued and are fully paid and nonassessable. The Shares are listed on The Nasdaq Global Market.
     D. Except as described in the Disclosure Package and the Final Prospectus, to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement other than those holders of Common Stock who have waived such rights or whose rights have expired by reason of lapse of time following notification of the Company’s intent to file the Registration Statement.
     E. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     F. The execution and delivery of the Underwriting Agreement by the Company does not, and performance by the Company of its obligation under the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement by the Company will not, (a) violate the Certificate of Incorporation or Bylaws of the Company or any Subsidiary, (b) breach or result in a default under any agreement or other instrument (including, without limitation, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note or lease) filed or incorporated by reference as an exhibit to the Registration Statement, or (c) violate any (i) statute, rule or regulation of any Included Law or (ii) any judgment, decree or order known to such counsel of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Subsidiary and identified on a schedule hereto, except in the case of clauses (b) and (c) as could not reasonably be expected to have a Material Adverse Effect.
     G. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body is required under any of the Included Laws for the execution, delivery and performance of the Underwriting Agreement by the Company or the consummation of the transactions contemplated by the Underwriting Agreement, except for (a) such as may be required under any foreign securities laws, or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter, as to which such counsel need express no opinion, (b) such as have been made or obtained under the Act and the Act Regulations, (c) such approvals as may be required by the rules and regulations of the National Associations of Securities Dealers, Inc. and (d) such consents, approvals, authorizations and orders as have been duly obtained on or prior to the date hereof and are in full force and effect.
     H. The Registration Statement and the Final Prospectus, including any documents incorporated by reference into the Registration Statement (other than the financial statements and schedules and other financial, accounting and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Act Regulations.
     I. The Registration Statement has become effective under the Act, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings therefor have been initiated, are pending or threatened by the Commission, and all filings required by Rule 424(b) of the Act have been made in the manner and within the time period required thereby.
     J. All descriptions in the Registration Statement, the Disclosure Package and the Final Prospectus of contracts and other documents to which the Company or the Subsidiaries are a party that came into existence at the time of or following the Merger are accurate in all material respects. To such counsel’s knowledge, there are no contracts, agreements or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act Regulations other than those described or referred to therein or filed as exhibits thereto.
     K. The statements (a) in the Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock” and (b) in Item 15 of the Registration Statement, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present, in all material respects, the information called for with respect to such legal matters, documents and proceedings.
     L. The Company is not, and after giving effect to the offering and sale of the Securities and its application of the proceeds thereof as described in the Final Prospectus, will not be, required to register as an “investment company,” as such term is defined under the Investment Company Act of 1940, as amended.
     Such counsel shall also provide negative assurance that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus and makes no representation that it has independently verified the accuracy, completeness or fairness of such statements, in the course of such counsel’s acting as special counsel to the Company in connection with its preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, prior to the filing of the Registration Statement, the

Disclosure Package and the Final Prospectus, such counsel participated in conferences and telephone conversations with representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriter and representatives of the Underwriter’s counsel, during which conferences and conversations the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and reviewed certain corporate records and documents furnished to it by the Company, and based on such counsel’s participation in such conferences and conversations, its review of such records and documents as described above, its understanding of the U.S. federal securities laws and the experience it has gained in its practice thereunder, such counsel shall advise the Underwriter that:
     (a) No information has come to such counsel’s attention that causes it to believe that the Registration Statement (except the financial statements, financial schedules and other financial, accounting and statistical data included therein or omitted therefrom, as to which such counsel need express no view), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (b) No information has come to such counsel’s attention that causes it to believe that the Disclosure Package (except the financial statements and other financial, accounting and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no view), as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Disclosure Package omitted pricing-related information and a description of the use of proceeds from the offering.
     (c) No information has come to such counsel’s attention that causes it to believe that the Final Prospectus (except the financial statements and other financial, accounting and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no view), as of the date of the Final Prospectus or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT C
FORM OF OPINION OF COUNSEL TO SELLING STOCKHOLDER
     The opinion of counsel to a Selling Stockholder to be delivered pursuant to Section 9(e) of the Underwriting Agreement shall be to the effect that:
     A. The Selling Stockholder is validly existing as a [corporation in good standing under the laws of the State of North Carolina][limited partnership under the laws of the State of Delaware], with full [corporate] power and authority to deliver its Shares in the manner provided in the Underwriting Agreement.
     B. The Underwriting Agreement has been duly authorized, executed and delivered by the Selling Stockholder.
     C. Assuming that the Underwriter acquires its interest in the Shares it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter, upon purchase of such Shares delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and upon credit to its securities account that is maintained with The Depository Trust Company or such other securities intermediary, will acquire a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares, and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against the Underwriter with respect to such Shares

EXHIBIT D
COMSYS IT PARTNERS, INC.
Parties from whom a lockup letter (in the form beginning on the next page) is required:
Larry L. Enterling
Joseph C. Tusa, Jr.
David L. Kerr
Michael H. Barker
Ken R. Bramlett, Jr.
Frederick W. Eubank II
Victor E. Mandel
Courtney R. McCarthy
Robert Fotsch
Elias J. Sabo
Robert Hensley

FORM OF LOCKUP LETTER
•, 2007
BMO Capital Markets Corp.
Three Times Square
New York, New York 10036
          Re: COMSYS IT Partners, Inc. (the “Company”)
Ladies & Gentlemen:
     The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (the “Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock on behalf of certain selling stockholders (the “Offering”) for which you will act as the underwriter (the “Underwriter”). The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, eliminating a portion of the “overhang” on the Company’s shares. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, directly or indirectly, for a period commencing on the date hereof and continuing to a date 90 days after the date of the final prospectus for the Offering (the “Lock-up Period”), offer, sell, transfer, or pledge, contract to sell, transfer or pledge, or cause or in any way permit to be sold, transferred, pledged, or otherwise disposed of (collectively, a “Disposition”) any (i) shares of Common Stock; (ii) rights, options, or warrants to purchase shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by any such shareholder in accordance with the applicable regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon the exercise of a stock option, warrant or other convertible security), it being agreed, however, that neither the exercise of a stock option nor the withholding or surrender of Securities (as defined below) to cover applicable taxes on an option exercise shall be considered a Disposition; or (iii) securities that are convertible or exchangeable into shares of Common Stock now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition (collectively, the “Securities”). The foregoing sentence shall not apply to the Disposition of any or all of the Securities (a) by gift, will or operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that in any such case it shall be a condition to the Disposition that the transferee execute an agreement stating that the transferee is receiving and holding the Securities subject to the provisions of this Lock-up Letter and there shall be no further Disposition of such Securities except in accordance with this Lock-up Letter or (b) to the Company through the exercise of a stock option, or surrender or sale of shares of restricted stock granted pursuant to the Company’s stock option or incentive plans, in satisfaction of any tax withholding obligation of the undersigned or in payment of the exercise price for any stock option exercised by the undersigned, (c) to another entity that holds Common Stock or securities convertible into or exchangeable or exercisable for Common Stock on the date hereof, provided that at the time of such Disposition such entity is party to a lock-up agreement in favor of the Underwriter and the transfer is by a private transaction exempt from the registration requirements under the Securities Act or (d) to an affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, provided that such affiliate agrees to be bound in writing by the restrictions set forth herein.
     Notwithstanding the above, (i) if the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the Lock-up Period, or (ii) if prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by this Lock-up Letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives, in writing, such extension, except that such extension will not apply if, (i) at the expiration of the 90 day restricted period, the Shares are “actively traded securities” (as defined in Regulation M) and (ii) that the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act in the manner contemplated by Rule 2711(f)(4) of NASD. The undersigned hereby agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-up Letter during the period from the date of this Lock-up Letter to and including the 34th day following the expiration of the initial Lock-up Period, he will give notice thereof to the Company and will not consummate such transaction or take any such action unless he has received written confirmation from the Company that the Lock-up Period (as such may have been extended pursuant to this paragraph) has expired.
     The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Securities held by the undersigned except in compliance with the foregoing restrictions.
     The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-up Letter and acknowledges that this letter is enforceable against the undersigned by the Underwriter. This Lock-up Letter is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

     If the underwriting agreement relating to the Securities is not executed prior to January 19, 2007] or, it is executed but terminated in accordance with its terms prior to payment for and delivery of the Securities, the undersigned will be released from the undersigned’s obligations under this agreement.

Very truly yours,

[Name]